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                                                                    EXHIBIT 99.1


                                   ADVO, INC.
                     POLICY ON FAIR DISCLOSURE TO INVESTORS

                            ("REGULATION FD POLICY")

POLICY STATEMENT

ADVO is committed to fair disclosure of information about the Company without advantage to any particular analyst or investor, consistent with the Securities and Exchange Commission's Fair Disclosure Regulation ("Regulation FD"). The Company will continue to provide current and potential shareholders access to key information reasonably required to make an informed decision on whether or not to invest in ADVO securities. Consistent with Regulation FD, we also will provide investor access to management.

ADVO and its management believe it is in the Company's best interest to maintain an active and open dialogue with shareholders and potential investors regarding the Company's historical performance and future prospects. ADVO can best create shareholder value by publicly articulating its strategies, business strengths, and growth opportunities through an active dialogue. At the same time we will also guard the Company's need for confidentiality about key business and operating strategies.

COMPLIANCE

ADVO complies with all periodic reporting and disclosure requirements outlined by the Securities and Exchange Commission, including Regulation FD. It has been, and will continue to be the Company's policy and practice to disclose material information about the Company publicly, not selectively.

COMPLIANCE GUIDELINES

ADVO has established the following guidelines to ensure compliance with Regulation FD, and avoid selective disclosure of non-public material information.

I.    DISCLOSURE POLICY

ADVO will furnish this policy on Form 8-K, post it on the Company's website (www.advo.com) and post all changes to, and keep this policy updated on the Company's website.

II.   AUTHORIZED REPRESENTATIVES OF COMPANY

a. Persons authorized to communicate on behalf of the Company to analysts, securities market professionals and major shareholders of the Company are limited to the Chairman, CEO, CFO, Members of the Operating Committee, and the Vice President - Investor Relations. Whenever practical, the Vice President - Investor Relations should be present during these communications.

b. Other officers or employees of the Company may communicate with analysts and investors as part of the Company's investor relations program. In such instances, the CEO, CFO, or VP - Investor Relations must be present. No employee is authorized to communicate business or financial
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      information about the Company that is non-public, material information, except through Company sanctioned, public disclosure.

c. Employees will be notified that, except as specified under (a) and (b) above, they should not discuss, communicate or comment on substantive matters with analysts or investors, and should refer all questions to the VP - Investor Relations, or in his or her absence, another member of management authorized to speak on behalf of the Company under (a) above.

d. Although the Company recognizes that Regulation FD does not apply to communications with the media, it is the Company's policy to publicly disclose material information before engaging in discussions with individual members of the media.

e. The Company will provide appropriate training to each person authorized to speak on behalf of the Company on compliance with this policy, review of public statements regarding material information and procedures for disclosing non-public information.

III.  QUARTERLY EARNINGS RELEASE CONFERENCE CALLS AND UPDATES

a. The Company will hold quarterly investor conference calls open to the public and members of the media (in listen-only mode), and provide advance public notice about the call through a media release, by electronic distribution and posting on the ADVO website.

b. A recording of each investor conference call will be provided for playback on the ADVO website for a period of 30 days after each conference call. A telephonic replay will also be made available during the same period.

c. The Company will provide annual guidance relative to ADVO's financial goals. All guidance, and changes to or affirmations of guidance, will be provided through public disclosure, such as media releases, conference calls open to the public, or web casts (see the specific Company Guidance Policy).

IV.   ANALYST MODELS AND REPORTS

We will review draft analyst reports for accuracy on publicly disclosed facts only.

V.    PRESENTATIONS

a. The Company will continue to use the safe harbor guidelines for forward-looking statements and information as part of individual, group, and conference investor communication formats.

b. ADVO will continue to participate in conferences sponsored by securities firms and other investor conferences. It will be our practice to web cast these presentations where possible. When a web cast is not available, the Company will issue a media release summarizing the presentation and post that presentation on our website, www.advo.com. A media release announcing the time and details of such a web cast will be issued in advance with the information necessary to access the audio broadcast.
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      Any inadvertent disclosures of material, non-public information at these conferences will be promptly disclosed to the public on Form 8-K.

c. Individuals authorized to speak on behalf of the Company will continue to meet with individual investors, groups of investors, and in Company-sponsored facility tours. Similarly, we will continue to participate in other public forums at which analysts or investors could be present, including industry seminars, trade shows, employee and annual shareholder meetings, and meetings with commercial partners that are shareholders. We do not intend to disclose any material, non-public information during these meetings. If despite the Company's efforts, it is determined that material, non-public information was disclosed, such information will be promptly disclosed to the public on Form 8-K.

FURTHER INFORMATION ABOUT REGULATION FD

The Company's VP - Investor Relations (in consultation with the Company's General Counsel or principal outside counsel) will address all inquiries regarding the provisions, procedures and implementation of this policy. All comments and questions should be addressed to:

Chris Hutter
Vice President, FP&A, Investor Relations and Treasurer
ADVO, Inc.
(860) 285-6424